Ex 3.2a

AMENDED AND RESTATED BYLAWS

OF

GOLDLAND HOLDINGS CO.,

A DELAWARE CORPORATION

ARTICLE I

Offices and Records

1.1

Delaware Office.  The registered office of Goldland Holdings Co., a Delaware corporation (the “Company”) in the State of Delaware shall be located at 341 Raven Crescent, Wyoming, Kent County, Delaware 19934, and the name of its registered agent is Corp USA, Inc.

1.2

Other Offices.  The Company may have such other offices, either within or without the State of Delaware, as the Company’s board of directors (the “Board of Directors”) may from time to time designate or as the business of the Company may from time to time require, including, without limitation, the Company’s principal business office wherever it may be located.

1.3

Books and Records.  The books and records of the Company may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE II

Stockholders

2.1

Annual Meeting.  The annual meeting of stockholders of the Company shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine for the purpose of electing directors and for the transaction of such other business as may be properly brought before the meeting.

2.2

Special Meeting.  Special meetings of the stockholders may be called by the Board of Directors or by one or more stockholders holding at least one-tenth of the shares entitled to vote at any such meeting.

2.3

Place of Meeting.  The Board of Directors or the stockholders calling a meeting may designate the place of meeting for any meeting of the stockholders.

2.4

Notice of Meeting.  Written, printed, or electronic notice, pursuant to Paragraph 2.5 hereof, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be prepared and delivered not less than 10 days nor more than 60 days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such stockholder’s address as it appears on the stock transfer books of the Company.  Such further notice shall be given as may be required by law.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting.  Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Paragraph 7.4 of these Bylaws.

2.5

Notice by Electronic Transmission.

(A)

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders under any provision of the Delaware General Corporation Law (the “DGCL”), the Certificate of Incorporation, or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given.  Any such consent shall be revocable by the stockholder by written notice to the Company.  Any such consent shall be deemed revoked if (1) the Company is unable to deliver by electronic transmission two consecutive notices in accordance with such consent and (2) such inability becomes known to the secretary or an assistant secretary of the Company or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(B)

Notice given pursuant to subparagraph (A) of this Paragraph 2.5 shall be deemed given:

(1)

If by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(2)

If by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(3)

If by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (a) such posting and (b) the giving of such separate notice; and

(4)

If by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Company that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(C)

For purposes of this Paragraph 2.5, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

2.6

Quorum and Adjournment.  Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the voting power of the outstanding shares of the Company entitled to vote generally in the election of directors (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such business.  The chairman of the meeting or a majority of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or, in the case of specified business to be voted on by a class or series, the chairman or a majority of the shares of such class or series so represented may adjourn the meeting with respect to such specified business).  No notice of the time and place of adjourned meetings need be given except as required by law.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.7

Proxies.  At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or as may be permitted by law, or by such stockholder’s duly authorized attorney-in-fact.  Such proxy must be filed with the Secretary of the Company or such stockholder’s representative at or before the time of the meeting.

2.8

Notice of Stockholder Business and Nominations.

(A)

Annual Meetings of Stockholders.  Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the notice of meeting delivered pursuant to Paragraph 2.4 and Paragraph 2.5 of these Bylaws, (b) by or at the direction of the Board of Directors, or (c) by any stockholder of the Company who is entitled to vote at the meeting.

(B)

Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting pursuant to Paragraph 2.4 and Paragraph 2.5 of these Bylaws.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the notice of meeting (1) by or at the direction of the Board of Directors, or (2) by any stockholder of the Company who is entitled to vote at the meeting.

(C)

General.  Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded.

2.9

Procedure for Election of Directors.  Election of directors at all meetings of the stockholders at which directors are to be elected may be by written ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, directors shall be elected by a plurality of the votes cast at such meetings.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by a majority of the votes cast with respect thereto.

2.10

Inspectors of Elections; Opening and Closing the Polls.

(A)

The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Company in other capacities, including, without limitation, as officers, employees, agents or representatives of the Company, to act at a meeting of stockholders and make a written report thereof.  One or more persons may be designated as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before discharging his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.  The inspectors shall have the duties prescribed by the DGCL.

(B)

The secretary of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

2.11

Stockholder Action by Written Consent.  Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any such meeting, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE III

Board of Directors

3.1

General.  The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board of Directors.  In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

3.2

Number, Tenure and Qualifications.  Subject to the rights of the holders of any series of Preferred Stock to elect directors under specific circumstances, the number of directors shall be fixed by, and may be increased from time to time by, the affirmative vote of a majority of the members at any time constituting the Board of Directors.  In the absence of a resolution by the Board of Directors in establishing the size of the Board of Directors, the number of directors of the Company shall be three.  Each director shall hold office for the full term for which such director is elected and until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal in accordance with the Certificate of Incorporation or these Bylaws.  Directors need not be residents of the State of Delaware or stockholders of the Company.  Each director shall provide the Company with such director’s business and residence addresses, and email address, and facsimile telephone number.  By virtue of being elected to the Board of Directors, each director consents to the notice provisions contained in these Bylaws, including, but not limited to provisions of Paragraph 3.6 of these Bylaws.

3.3

Place of Meeting; Order of Business.  Except as otherwise provided by law, meetings of the Board of Directors, regular or special, may be held either within or without the State of Delaware, at whatever place is specified by the person or persons calling the meeting.  In the absence of specific designation, the meetings shall be held at the principal office of the Company.  At all meetings of the Board of Directors, business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board, or in his absence by the President, or by resolution of the Board of Directors.

3.4

Regular Meetings.  A regular meeting of the Board of Directors may be held without other notice than these Bylaws immediately after, and at the same place as, each annual meeting of stockholders.  The Board of Directors may, by resolution, provide the time and place, and charges thereof, for the holding of additional regular meetings without other notice than such resolution.

3.5

Special Meetings.  Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the Chief Executive Officer or a majority of the Board of Directors.  The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

3.6

Notice of Special Meetings.  Notice of any special meeting shall be given to each director at such director’s business or residence in writing, by United States mail, personal delivery, email, facsimile, telegram or by telephone communication.  If such notice is delivered by personal delivery, such notice shall be deemed adequately delivered when delivered to a director’s business or residence at least 24 hours before such meeting.  If mailed, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid, at least five days before such meeting.  If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least 24 hours before such meeting.  If by email or facsimile transmission, such notice shall be transmitted at least 24 hours before such meeting.  If by telephone, the notice shall be given at least 12 hours prior to the time set for the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.  A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing, either before or after such meeting.

3.7

Quorum.  A majority of the Board of Directors shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

3.8

Vacancies.  Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, and except as provided in the Certificate of Incorporation, vacancies resulting from death, resignation or removal, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until such director’s successor shall have been duly elected and qualified or until his earlier death, resignation or removal.  No decrease in the number of authorized directors shall shorten the term of any incumbent director.

3.9.

Committees of the Board of Directors.

(A)

The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees (in addition to those listed below), each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations by the Board of Directors, replace absent or disqualified members at any meeting of that committee.  Any such committee, to the extent provided in such resolution or in the Certificate of Incorporation or these Bylaws, shall have and may exercise all of the authority of the Board of Directors to the extent permitted by the DGCL.  Any such committee may authorize the seal of the Company to be affixed to all papers which may require it.  In addition to the above, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

(B)

The Board of Directors shall have the power at any time to change the membership of any such committee and to fill vacancies in it.  A majority of the number of members of any such committee shall constitute a quorum for the transaction of business unless a greater number is required by a resolution adopted by the Board of Directors.  The act of the majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee, unless the act of a greater number is required by a resolution adopted by the Board of Directors.  Each such committee may elect a chairman and appoint such subcommittees and assistants as it may deem necessary.  Except as otherwise provided by the Board of Directors, meetings of any committee shall be conducted in accordance with Paragraphs 3.4, 3.5, 3.6, 3.7, 3.8, 3.10, 3.11 and 7.4 hereof.  In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.  Any member of any such committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of a member of a committee shall not of itself create contract rights.

(C)

Any action taken by any committee of the Board of Directors shall promptly be recorded in the minutes and filed with the Secretary.

(D)

Notwithstanding anything herein contained to the contrary, the composition and powers of any committee of the Board of Directors are expressly subject to the requirements of any stock exchange or quotation system on which the capital stock of the Company is traded or quoted, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(E)

Executive Committee.  The Board of Directors may create an Executive Committee of the Board of Directors, which committee shall have and may exercise all the powers and authority of the Board of Directors between regular or special meetings of the Board of Directors in the management of the business and affairs of the Company, except to the extent limited by the DGCL or Delaware law.

(F)

Audit Committee.  The Board of Directors may create an Audit Committee of the Board of Directors whose members shall consist solely of directors who are not employees or affiliates of the Company and have no relationship with the Company that would, in the judgment of the Board of Directors, interfere with their exercise of independent judgment as a member of such committee.  The Audit Committee shall have and may exercise the power and authority to recommend to the Board of Directors the accounting firm to be selected by the Board of Directors or to be recommended by it for stockholder approval, as independent auditor of the financial statements of the Company and its subsidiaries, and to act on behalf of the Board of Directors in meeting and reviewing with the independent auditors, the chief accounting officer, the chief internal auditor, if any, and the appropriate corporate officers, matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting and operating controls and the scope of the respective audits of the independent auditors and the internal auditor, if any.  The Audit Committee shall also review the results of such audits with the respective auditors and shall report the results of those reviews to the Board of Directors.  The Audit Committee shall submit to the Board of Directors any recommendations it may have from time to time with respect to financial reporting and accounting practices and policies and financial, accounting and operational controls and safeguards.  The Audit Committee may submit to the Compensation Committee any recommendations it may have with respect to the compensation of the chief accounting officer and the chief internal auditor, if any.  The Board of Directors shall, by resolution adopted by a majority of the Board of Directors, designate not less than two of its qualifying members from time to time to constitute members of the Audit Committee.

(G)

Nominating Committee.  The Board of Directors may create a Nominating Committee of the Board of Directors, which committee shall have and may exercise the power and authority to recommend to the Board of Directors prior to each annual meeting of the stockholders of the Company: (1) the appropriate size and composition of the Board of Directors; and (2) nominees: (a) for election to the Board of Directors for whom the Company should solicit proxies; (b) to serve as proxies in connection with the annual stockholders’ meeting; and (c) for election to all committees of the Board of Directors other than the Nominating Committee.  The Board of Directors shall, by resolution adopted by a majority of the Board, designate one or more of its members from time to time to constitute members of the Nominating Committee.

(H)

Compensation Committee.  The Board of Directors may create a Compensation Committee of the Board of Directors, whose members shall consist solely of directors who are not employees or affiliates of the Company and have no relationship with the Company that would, in the judgment of the Board of Directors, interfere with their exercise of independent judgment as a member of such committee.  The Compensation Committee shall have and may exercise all the power and authority to (1) establish a general compensation policy for the officers and employees of the Company, including to establish and at least annually review officers’ salaries and levels of officers’ participation in the benefit plans of the Company, (2) prepare any reports that may be required by the regulations of the Securities and Exchange Commission or otherwise relating to officer compensation, (3) approve any increases in directors’ fees, and (4) exercise all other powers of the Board of Directors with respect to matters involving the compensation of employees and the employee benefits of the Company as shall be delegated by the Board of Directors to the Compensation Committee from time to time.  Without limiting the generality of the foregoing, the Compensation Committee shall have the power and authority to authorize the issuance of capital stock of the Company pursuant to any compensation or benefit plan or arrangement adopted or entered into by the Company.  The Board of Directors shall, by resolution adopted by a majority of the Board, designate two or more of its qualifying members from time to time to constitute members of the Compensation Committee.

3.10

Action Without a Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors, or such committee, as the case may be, and filed with the Secretary.

3.11

Board and Committee Telephone Meetings.  Subject to the provisions required or permitted by the DGCL for notice of meetings, unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Paragraph 3.11 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.12

Removal.  Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

ARTICLE IV

Officers

4.1

Designation.  The officers of the Company shall consist of a Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Secretary, Chief Financial Officer, Treasurer, Controller and such Executive, Senior or other Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Controllers and other officers as may be elected or appointed by the Board of Directors from time to time.  Any number of offices may be held by the same person.  The Chairman of the Board may also serve as the Chief Executive Officer.  The Chairman of the Board shall be chosen from the directors.  All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective stockholders and of the Board of Directors.

4.2

Election and Term of Office.  The elected officers of the Company shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held at the time of each annual meeting of the stockholders, or at any special meeting of the stockholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient.  Subject to Paragraph 4.16 of these Bylaws, each officer shall hold office until such officer’s successor shall have been duly elected and shall have qualified or until such officer’s death or until such officer shall resign.

4.3

Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors.  The Chairman shall make reports to the Board of Directors and the stockholders and shall perform all such other duties as are properly required of him by the Board of Directors.

4.4

Chief Executive Officer.  The Chief Executive Officer shall be responsible for the general management of the affairs of the Company and shall perform all duties incidental to the Chief Executive Officer’s office which may be required by law and all such other duties as are properly required of him by the Board of Directors.  The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

4.5

President.  The President (if one shall have been chosen by the Board of Directors) shall act in a general executive capacity and shall assist the Chairman of the Board in the administration and operation of the Company’s business and general supervision of its policies and affairs.  The President shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board of Directors.  The President may sign, alone or with the Secretary, or an Assistant Secretary, or any other proper officer of the Company authorized by the Board of Directors, certificates, contracts, and other instruments of the Company as authorized by the Board of Directors.

4.6

Vice Presidents.  Each Vice President shall have such powers and perform such duties as from time to time may be assigned to him by the Board of Directors or be delegated to him by the President.  The Board of Directors may assign to any Vice President general supervision and charge over any territorial or functional division of the business and affairs of the Company.

4.7.

Chief Financial Officer.  The Chief Financial Officer shall be the chief accounting officer of the Company and shall have general charge and supervision of the day to day financial operations of the Company (subject to the direction of the Board of Directors), and, in general, shall perform such other duties as are incident to the office of a chief financial officer of a corporation, including those duties customarily performed by persons occupying such office, and shall perform such other duties as, from time to time, may be assigned to him by the Board of Directors or the Audit Committee.

4.8

Secretary.  The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these Bylaws, and in case of the Secretary’s absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board, the Chief Executive Officer, or by the Board of Directors, upon whose request the meeting is called as provided in these Bylaws.  The Secretary shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Company in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.  The Secretary shall have the custody of the seal of the Company and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chairman of the Board or the Chief Executive Officer, and attest to the same.

4.9

Treasurer.  The Treasurer shall have the custody of the Company’s funds and securities and shall keep full and accurate accounts of receipt and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Chief Financial Officer or the Board of Directors.  The Treasurer shall disburse the funds of the Company as may be ordered by the Chief Financial Officer or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors, at its regular meeting, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the liquidity of the Company.  If required by the Board of Directors, the Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

4.10.

Controller.  The Controller, if there is one, shall maintain records of all assets, liabilities, and transactions of the Company and shall be responsible for the design, installation and maintenance of accounting and cost control systems and procedures for the Company and shall perform such other duties and have such other powers as from time to time may be assigned to him by the Chief Financial Officer, Board of Directors or the Audit Committee.

4.11.

Assistant Secretaries.  Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

4.12.

Assistant Treasurers.  Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.  If required by the Board of Directors, an Assistant Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

4.13.

Assistant Controllers.  Except as may be otherwise provided in these Bylaws, Assistant Controllers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, or the Controller, and in the absence of the Controller or in the event of his disability or refusal to act, shall perform the duties of the Controller, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Controller.

4.14.

Other Officers.  Such other officers as the Board of Directors may choose shall perform such duties and have such powers subordinate to those powers specifically delegated to certain officer in these Bylaws, as from time to time may be assigned to them by the Board of Directors.  The President of the Company shall have the power to choose such other officers and to prescribe their respective duties and powers, subject to control by the Board of Directors.

4.15.

Vacancies.  Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Company, or otherwise, the same shall be filled by the Board of Directors, and the officer so appointed shall hold office until such officer’s successor is elected or appointed in accordance with these Bylaws or until his earlier death, resignation or removal.

4.16.

Removal.  Any officer or agent of the Company may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  No elected officer shall have any contractual rights against the Company for compensation by virtue of such election beyond the date of the election of such officer’s successor or such officer’s death, resignation or removal, whichever event shall first occur, except as otherwise provided in an employment contract or an employee plan.

4.17.

Action with Respect to Securities of Other Corporations.  Unless otherwise directed by the Board of Directors, the Chairman of the Board, the President, any Vice President and the Treasurer of the Company shall each have power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which the Company may hold securities and otherwise to exercise any and all rights and powers which the Company may possess by reason of its ownership of securities in such other corporation.

ARTICLE V

Stock Certificates and Transfers

5.1

Stock Certificates and Transfers.

(A)

The interest of each stockholder of the Company shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Company may from time to time prescribe, unless it shall be determined by, or pursuant to, a resolution adopted by the Board of Directors that the shares representing such interest be uncertificated.  The shares of the stock of the Company shall be transferred on the books of the Company by the holder thereof in person or by such person’s attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Company or its agents may reasonably require.

(B)

The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe which resolution may permit all or any of the signatures on such certificates to be in facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

ARTICLE VI

Indemnification

6.1

Mandatory Indemnification.  Each person who was or is made a party or is threatened to be made a party, or who was or is a witness without being named a party, to any threatened, pending or completed action, claim, suit or proceeding, whether civil, criminal, administrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding (a “Proceeding”), by reason of the fact that such individual is or was a director or officer of the Company, or while a director or officer of the Company is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by the Company from and against any judgments, penalties (including excise taxes), fines, amounts paid in settlement and reasonable expenses (including court costs and attorneys’ fees) actually incurred by such person in connection with such Proceeding if it is determined that he acted in good faith and reasonably believed (A) in the case of conduct in his official capacity on behalf of the Company that his conduct was in the Company’s best interests; (B) in all other cases, that his conduct was not opposed to the best interests of the Company; and (C) with respect to any Proceeding which is a criminal action, that he had no reasonable cause to believe his conduct was unlawful; provided, however, that in the event a determination is made that such person is liable to the Company or is found liable on the basis that personal benefit was improperly received by such person, the indemnification is limited to reasonable expenses actually incurred by such person in connection with the Proceeding and shall not be made in respect of any Proceeding in which such person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company.  The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself be determinative of whether the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any Proceeding which is a criminal action, had no reasonable cause to believe that his conduct was unlawful.  A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

6.2

Determination of Indemnification.  Any indemnification under the foregoing Paragraph 6.1 (unless ordered by a court of competent jurisdiction) shall be made by the Company only upon a determination that indemnification of such person is proper in the circumstances by virtue of the fact that it shall have been determined that such person has met the applicable standard of conduct.  Such determination shall be made (A) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the Proceeding; (B) if such quorum cannot be obtained, by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the Proceeding; (C) by special legal counsel (in a written opinion) selected by the Board of Directors or a committee of the Board of Directors by a vote as set forth in clause (A) or (B) of this Paragraph 6.2, or, if such quorum cannot be obtained and such committee cannot be established, by a majority vote of all directors (in which directors who are named defendants or respondents in the Proceeding may participate); or (D) by the stockholders of the Company in a vote that excludes the shares held by directors who are named defendants or respondents in the Proceeding.

6.3

Advance of Expenses.  Reasonable expenses, including court costs and attorneys’ fees, incurred by a person who was or is a witness or who was or is named as a defendant or respondent in a Proceeding, by reason of the fact that such individual is or was a director or officer of the Company, or while a director or officer of the Company is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, trust, employee benefit plan or other enterprise, shall be paid by the Company at reasonable intervals in advance of the final disposition of such Proceeding, and without the determination specified in the foregoing Paragraph 6.2, upon receipt by the Company of a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article VI, and a written undertaking by or on behalf of such person to repay the amount paid or reimbursed by the Company if it is ultimately determined that he is not entitled to be indemnified by the Company as authorized in this Article VI.  Such written undertaking shall be an unlimited obligation of such person and it may be accepted without reference to financial ability to make repayment.

6.4

Permissive Indemnification.  The Board of Directors of the Company may authorize the Company to indemnify employees or agents of the Company, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to directors and officers of the Company.

6.5

Nature of Indemnification.  The indemnification and advancement of expenses provided hereunder shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Certificate of Incorporation, these Bylaws, any agreement, vote of stockholders or disinterested directors or otherwise, both as to actions taken in an official capacity and as to actions taken in any other capacity while holding such office, shall continue as to a person who has ceased to be a director, officer, employee or agent of the Company and shall inure to the benefit of the heirs, executors and administrators of such person.

6.6

Insurance.  The Company shall have the power and authority to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the Company, or who is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability, claim, damage, loss or risk asserted against such person and incurred by such person in any such capacity or arising out of the status of such person as such, irrespective of whether the Company would have the power to indemnify and hold such person harmless against such liability under the provisions hereof.  If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Company would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the stockholders of the Company.  Without limiting the power of the Company to procure or maintain any kind of insurance or other arrangement, the Company may, for the benefit of persons indemnified by the Company, (A) create a trust fund; (B) establish any form of self-insurance; (C) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Company; or (D) establish a letter of credit, guaranty, or surety arrangement.  The insurance or other arrangement may be procured, maintained, or established within the Company or with any insurer or other person deemed appropriate by the Board of Directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the Company.  In the absence of fraud, the judgment of the Board of Directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in the arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

6.7

Notice.  Any indemnification or advance of expenses to a present or former director of the Company in accordance with this Article VI shall be reported in writing to the stockholders of the Company with or before the notice or waiver of notice of the next stockholders’ meeting or with or before the next submission of a consent to action without a meeting and, in any case, within the next twelve month period immediately following the indemnification or advance.

6.8

Change of Control.  Following any “change of control” of the Company of the type required to be reported under Item 5.01 of Form 8-K promulgated under the Exchange Act, any determination as to entitlement to indemnification shall be made by independent legal counsel selected by the claimant which independent legal counsel shall be retained by the Board of Directors on behalf of the Company.

6.9

Amendment.  Any amendment or repeal of this Article VI shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

ARTICLE VII

Miscellaneous Provisions

7.1

Fiscal Year.  The fiscal year of the Company shall be determined by resolution of the Board of Directors.

7.2

Dividends.  The Board of Directors may from time to time declare, and the Company may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

7.3

Seal.  The corporate seal may bear in the center the emblem of some object, and shall have inscribed thereunder the words “Corporate Seal” and around the margin thereof the words “Goldland Holdings, Inc.”

7.4

Waiver of Notice.  Whenever any notice is required to be given to any stockholder or director of the Company under the provisions of the DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or of the Board of Directors need be specified in any waiver of notice of such meeting.

7.5

Audits.  The accounts, books and records of the Company shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be made annually.

7.6

Resignations.  Any director or any officer, whether elected or appointed, may resign at any time by serving written notice of such resignation on the Chairman of the Board, the Chief Executive Officer, the President, if any, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Chief Executive Officer, the President, if any, or the Secretary or at such later date as is stated therein.  No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

ARTICLE VIII

Amendments

8.1

Amendments.  These Bylaws may be amended, added to, rescinded or repealed by the Board of Directors or by the affirmative vote of the holders of a majority of the Company’s stock, outstanding and entitled to vote at the meeting at which any Bylaw is adopted, amended or repealed.

By Order of the Board of Directors,

By: /s/ Paul Parliament

    Paul Parliament, President

Dated September 25, 2015.

THE STATE OF FLORIDA

*

COUNTY OF ______________

*

The undersigned Notary Public in and for said State does hereby certify that on this 25th day of September, 2015, personally appeared before me Paul Parliament, the President of GOLDLAND HOLDINGS CO., a Delaware corporation, known to me to be the person who executed the foregoing instrument, who being by me first duly sworn, declared and acknowledged upon oath that he signed the foregoing instrument in the capacity stated, and as his act and deed or the act and deed of the corporation, and that the facts stated therein are true.

IN WITNESS WHEREOF, I have placed my hand and affixed my notary seal this 25th day of September, 2015.

Notary Public for the State of Florida